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                   TIPPERARY CORPORATION AND SUBSIDIARIES
        Calculation of Weighted Average Number of Shares Outstanding
                Years Ended September 30, 1995, 1996 and 1997
                               (in thousands)





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

Description of Transaction                                 Number      Weighting       Weighted
                                                         of Shares      Factor         Average
                                                       ------------  ------------    -----------

Years ended September 30, 1995:
Primary Shares
 Beginning of period                                         11,188      365/365         11,188
 Shares issued upon exercise
 of options and warrants                                         22       35/365              2
 Common stock equivalents(1)                                    467          N/A              0
                                                       ------------                  -----------
 End of period                                               11,677                      11,190
                                                       ------------                  -----------
                                                       ------------                  -----------

Years ended September 30, 1996:
Primary Shares
 Beginning of period                                         11,210      365/365         11,210
 Common stock issuance                                        1,400      137/365            525
 Shares issued upon exercise
 of options and warrants                                        440       60/365             72
 Common stock equivalents(1)                                    233                           0
                                                       ------------                  -----------
 End of period                                               13,283                      11,807
                                                       ------------                  -----------
                                                       ------------                  -----------


Years ended September 30, 1997:
Primary Shares
 Beginning of period                                         13,050      365/365         13,050
 Common stock equivalents(2)                                      0                           0
                                                       ------------                  -----------
 End of period                                               13,050                      13,050
                                                       ------------                  -----------
                                                       ------------                  -----------
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(1)  Antidilutive and therefore excluded from computation of weighted average shares outstanding.

(2) Common stock equivalents are not included since primary earnings per share would be reduced by less than 3%.